UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 24, 2007

(Date of earliest event reported)

WESTAFF, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction
of Incorporation)

000-24990	94-1266151
(Commission	(I.R.S. Employer
File Number)	Identification No.)

298 North Wiget Lane, Walnut Creek, CA 94598

(Address of Principal Executive Offices, including Zip Code)

(925) 930-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01    Entry into a Material Definitive Agreement.

The Registrant, certain subsidiaries of the Registrant, General Electric Capital Corporation and Bank of America, N.A. executed the Eleventh Amendment to the Multicurrency Credit Agreement, Limited Waiver and Consent of Guarantors, dated as of May 24, 2007 (the “Amendment”).  The Amendment provides a waiver in an event of default which occurred as of the end of Registrant’s second quarter fiscal 2007, provides a waiver for an event of default which occurred on May 9, 2007 when Registrant’s Board of Directors was expanded to nine and five new members were appointed, and lowers the trailing twelve month EBITDA covenant requirements for third quarter fiscal 2007 and each quarter thereafter.  A copy of the Amendment is attached hereto and incorporated herein as Exhibit 10.8.20.10.

Item 9.01               Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description of Document

10.8.20.10	Eleventh Amendment to Multicurrency Credit Agreement, Limited Waiver and Consent of Guarantors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTAFF, INC.

By:	/s/ John P. Sanders
John P. Sanders
Senior Vice President, Chief Financial
Officer and Treasurer

Date: May 31, 2007

EXHIBIT INDEX

Exhibit No.	Description of Document

10.8.20.10	Eleventh Amendment to Multicurrency Credit Agreement, Limited Waiver and Consent of Guarantors